UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

HYPERION DEFI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38365	47-1178401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23461 South Pointe Drive, Suite 390

Laguna Hills, CA 92653

(Address of Principal Executive Offices, and Zip Code)

(833) 393-6684

Registrant’s Telephone Number, Including Area Code

Eyenovia, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common stock, par value $0.0001 per share	HYPD	The Nasdaq Stock Market (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2025, in connection with a previously announced reduction in force, Hyperion DeFi, Inc. (the Company”) entered into a Separation and Release Agreement (the “Separation Agreement”) with Bren Kern, the Company’s Chief Operating Officer.

Pursuant to the Separation Agreement, consistent with Mr. Kern’s Employment Agreement with the Company dated December 19, 2022, Mr. Kern will be entitled to certain severance and other payments following the termination of his employment with the Company on July 1, 2025. The Separation Agreement provides that Mr. Kern will be eligible to receive 12 months of his base salary and up to 12 months of health benefits continuation.

The payments under the Separation Agreement are contingent on Mr. Kern’s non-revocation of certain releases, which waive and release claims against the Company for any liability relating to his employment, and his compliance with certain covenants.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 30, 2025, the Company filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation (the “Amendment”) with the Secretary of State of the State of Delaware to change its name from Eyenovia, Inc. to Hyperion DeFi, Inc. (the “Name Change”). The Name Change and Amendment became effective at 8:00 a.m. Eastern Time on July 1, 2025.

The Board approved the Name Change and the Amendment pursuant to Section 242 of the General Corporation Law of the State of Delaware. Pursuant to Section 242 of the Delaware General Corporation Law, stockholder approval was not required to complete the Name Change or to approve or effect the Amendment. The Name Change will not affect the voting or other rights that accompany the Company’s common stock, par value $0.0001 per share (“Common Stock”), or the validity or transferability of the Company’s shares of Common Stock currently outstanding.

As a result of the Name Change, the Company anticipates that effective July 3, 2025, the Common Stock will cease trading under the ticker symbol “EYEN” and will begin trading under its new ticker symbol “HYPD” on the Nasdaq Capital Market. The CUSIP of the Common Stock did not change in connection with the ticker symbol change.

A copy of the Certificate of Amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD.

On July 2, 2025, the Company issued a press release announcing the Name Change and anticipated Nasdaq ticker symbol change. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation, dated June 30, 2025
10.1	Separation and Release Agreement by and between the Company and Bren Kern, dated July 1, 2025
99.1	Press Release, dated July 2, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERION DEFI, INC.

Dated: July 2, 2025	By:	/s/ Michael Rowe
Michael Rowe
Chief Executive Officer